Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated August 18, 2026, with respect to the consolidated financial statements of Knorex Ltd. and its subsidiaries as of and for the year ended December 31, 2025, in this Registration Statement on Form F-1. Our report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Assentsure PAC

Singapore

September 21, 2026